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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



     Date of Report (date of earliest event reported): MARCH 6, 1996



                                FRETTER, INC.
            (Exact name of registrant as specified in its charter)



        Michigan                0-14611                 38-1557359
(State of Incorporation)        (Commission             (I.R.S. Employer
                                File Number)            Identification No.)




                              12501 Grand River
                           Brighton, Michigan 48116
                               (810) 220-5000


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                                                       NO EXHIBIT INDEX INCLUDED



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ITEM 5.  OTHER EVENTS

         Fretter, Inc. has initiated a plan to close substantially all of its retail locations outside the State of Michigan which are presently operated by Fretter and its subsidiary, Fred Schmid Appliance & TV Co. All of the Company's retail store locations have been listed for sale or lease. Fretter is presently unable to accurately predict what amount will be recorded as a store closure reserve for its fiscal year ended January 31, 1996 to reflect the costs associated with the store closures. Fretter is in the process of evaluating alternative plans for continued business operations, including different retail store formats than presently or historically have been operated, although no assurance can be given that these, or any other, plans will be implemented or if implemented will be successful.

         Recently, the Nasdaq SmallCap quotation/trading medium discontinued including Fretter stock. Fretter's stock now is quoted in the "electronic bulletin board" system in the over-the-counter trading arrangements.

                                                FRETTER, INC.



                                            By: /s/ JOHN B. HURLEY
                                                ------------------------------
                                                Name:  JOHN B. HURLEY
                                                Title: PRESIDENT



Date: March 6, 1996



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